BWX Technologies Reports Record Third Quarter 2019 Results;
Increases Full-Year 2019 Non-GAAP EPS Guidance

•	3Q19 GAAP EPS of $0.78 vs. 3Q18 GAAP EPS of $0.78

•	3Q19 non-GAAP EPS increase of 98% to a record $0.79 vs. 3Q18 non-GAAP EPS of $0.40

•	3Q19 record revenue up 19% vs. 3Q18 with growth across all three segments

•	Increases full-year 2019 non-GAAP EPS guidance to ~$2.55

•	Reiterates 3-5 year, low-double-digit non-GAAP EPS CAGR from 2017 results
Lynchburg, VA - Nov. 4, 2019 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported third quarter 2019 revenue of $506 million, a new quarterly record for the Company and an 18.9% increase compared with $426 million in the third quarter of 2018. GAAP net income for the third quarter 2019 was $74.8 million, or $0.78 per diluted share, compared with GAAP net income of $77.9 million, or $0.78 per diluted share, in the prior-year period. Non-GAAP net income for the third quarter 2019 was $75.3 million, or $0.79 per diluted share, compared with non-GAAP net income of $40.1 million, or $0.40 per diluted share, in the prior-year period. A reconciliation of non-GAAP results is detailed in Exhibit 1.
"Third quarter results were highlighted by sustained growth in the Nuclear Operations Group as we focused on executing against our backlog and continuing to prepare for future expansion," said Rex D. Geveden, president and chief executive officer. "All three segments delivered solid operating performance in the quarter resulting in record consolidated revenues and non-GAAP earnings per share.”
"In addition, the Nuclear Operations Group segment recognized several favorable contract adjustments in the third quarter, most of which were originally planned for the fourth quarter. The Company's revised non-GAAP EPS guidance is primarily supported by expected increases to non-operating income and a lower tax rate."
Segment Results
Nuclear Operations Group (NOG) segment produced another record with $394.5 million of revenue for the third quarter 2019, a 23.5% increase from the prior-year period, driven primarily by higher volume, favorable EAC changes, long-lead material purchases and the absence of missile tube charges. NOG operating income was robust at $93.7 million in the third quarter 2019, more than double the operating income from the prior-year period driven by higher volume, positive contract adjustments and the absence of missile tube charges. Third quarter 2019 segment operating margins were 23.7%, up 940 basis points compared with the prior-year period.
Nuclear Power Group (NPG) segment revenue was $84.4 million for the third quarter 2019, a 6.6% increase from the prior-year period, primarily due to increases in refurbishment component work and medical radioisotopes, partially offset by lower field service activity. NPG GAAP and non-GAAP operating income was $9.0 million and $9.3 million respectively in the third quarter 2019, down 1% and up 2% respectively compared with the prior-year period, driven primarily from higher volume of component work, partially offset by lower field service activity. Third quarter segment GAAP and non-GAAP operating margins were 10.6% and 11.0% respectively, down 80 and 40 basis points compared with the prior-year period.
Nuclear Services Group (NSG) segment operating income was $5.5 million for the third quarter of 2019, compared with $6.5 million in the prior-year period. Improved operating performance was more than offset by higher bid and proposal activity and contract completions.
Liquidity and Debt
The Company generated net cash from operating activities of $43.9 million in the third quarter of 2019 compared with $25.8 million of net cash utilized in operating activities in the prior-year period. At the end of the third quarter 2019, the Company’s cash and short-term investments position, net of restricted cash, was $17.3 million.
As of September 30, 2019, the Company had gross debt of $872.5 million and $64.0 million in letters of credit issued under the Company's revolving credit facility. Gross debt included $400.0 million in senior notes, $272.5 million in term loans and $200.0 million in borrowings under the Company’s revolving credit facility. The Company had $236.0 million in remaining availability under its revolving credit facility.
Capital Deployment
The Company returned $16.2 million in dividends to shareholders during the third quarter 2019, bringing the total to $69.2 million of cash returned year-to-date including $20.0 million in share repurchases and $49.2 million in dividends. As of September 30, 2019, total remaining share repurchase authorization remained at $165.3 million.
On November 1, 2019, our Board of Directors declared a quarterly cash dividend of $0.17 per common share. The dividend will be payable on December 13, 2019, to shareholders of record on November 20, 2019.
2019 Guidance
BWXT updated the following guidance for 2019:

•	Increased non-GAAP EPS to ~$2.55 (excludes pension and post-retirement benefits mark-to-market)

•	Increased other income primarily related to pension and other post-employment benefits to ~$24 million

•	Decreased the non-GAAP effective tax rate to ~23%

•	Decreased capital expenditures to ~$210 million

BWXT reiterated the following guidance for 2019:

•	Consolidated revenue growth vs. 2018 of ~6%

•	NOG revenue growth vs. 2018 of ~6%

•	NPG revenue ~flat vs. 2018

•	Operating income and margin

•	NOG operating margin in the “high teens” with upside potential from CAS pension reimbursement

•	NPG operating margin of ~14%

•	NSG operating income of ~$20 million

•	Corporate unallocated expenses of less than $20 million

•	Other segment operating expense primarily for R&D of ~1% of revenue
Long-term Guidance

BWXT reiterated long-term guidance that, excluding the benefit of tax reform, the Company anticipates a non-GAAP EPS compound annual growth rate (CAGR) in the low-double digits over a three-to-five year period from 2017 based on a robust organic growth strategy and balance sheet capacity.
The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results. See reconciliation of non-GAAP results in Exhibit 1 for additional information.
Conference Call to Discuss Third Quarter 2019 Results
Date:            Tuesday, November 5, 2019, at 8:30 a.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com
Full Earnings Release Available on BWXT Website
BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog and Columbia-class production, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for the NOG, NPG and NSG segments and future growth; and our 2019 guidance and long-term guidance. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE: BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With approximately 6,400 employees, BWXT has 11 major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Mark Kratz		Jud Simmons
Director, Investor Relations		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)

Three Months Ended September 30, 2019
	GAAP	Restructuring Costs	Non-GAAP

Operating Income	$98.5	$0.6	$99.0
Other Income (Expense)	(4.0)	—	(4.0)
Provision for Income Taxes	(19.5)	(0.1)	(19.6)
Net Income	75.0	0.4	75.4
Net Income Attributable to Noncontrolling Interest	(0.2)	—	(0.2)
Net Income Attributable to BWXT	$74.8	$0.4	$75.3

Diluted Shares Outstanding	95.8		95.8
Diluted Earnings per Common Share	$0.78	$0.00	$0.79

Effective Tax Rate	20.6%		20.7%

NPG Operating Income	$9.0	$0.3	$9.3

Three Months Ended September 30, 2018
	GAAP	Pension & OPEB MTM (Gain) / Loss	Acquisition Related Costs	Loss on Forward Contracts	One-Time Tax Benefit	Non-GAAP

Operating Income	$50.4	$—	$0.9	$—	$—	$51.3
Other Income (Expense)	34.2	(35.1)	—	1.3	—	0.3
Provision for Income Taxes	(6.5)	8.1	(0.2)	(0.3)	(12.5)	(11.3)
Net Income	78.1	(27.0)	0.7	1.0	(12.5)	40.3
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	—	(0.2)
Net Income Attributable to BWXT	$77.9	$(27.0)	$0.7	$1.0	$(12.5)	$40.1

Diluted Shares Outstanding	100.4					100.4
Diluted Earnings per Common Share	$0.78	$(0.27)	$0.01	$0.01	$(0.12)	$0.40

Effective Tax Rate	7.7%					22.0%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

Nine Months Ended September 30, 2019
	GAAP	Restructuring Costs	Non-GAAP

Operating Income	$242.6	$0.9	$243.6
Other Income (Expense)	(7.5)	—	(7.5)
Provision for Income Taxes	(52.0)	(0.2)	(52.2)
Net Income	183.1	0.7	183.8
Net Income Attributable to Noncontrolling Interest	(0.4)	—	(0.4)
Net Income Attributable to BWXT	$182.7	$0.7	$183.4

Diluted Shares Outstanding	95.8		95.8
Diluted Earnings per Common Share	$1.91	$0.01	$1.91

Effective Tax Rate	22.1%		22.1%

NPG Operating Income	$36.4	$0.3	$36.7

NSG Operating Income	$8.6	$0.3	$8.9

Nine Months Ended September 30, 2018
	GAAP	Pension & OPEB MTM (Gain) / Loss	Acquisition Related Costs	Recognition of Debt Issuance Costs from Former Credit Facility	Gain on Forward Contracts	One-Time Tax Benefit	Non-GAAP

Operating Income	$201.8	$—	$2.5	$—	$—	$—	$204.3
Other Income (Expense)	47.0	(35.1)	—	2.4	(4.7)	—	9.5
Provision for Income Taxes	(43.6)	8.1	(0.6)	(0.6)	1.2	(12.5)	(47.9)
Net Income	205.2	(27.0)	1.9	1.8	(3.5)	(12.5)	166.0
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	—	—	(0.2)
Net Income Attributable to BWXT	$205.0	$(27.0)	$1.9	$1.8	$(3.5)	$(12.5)	$165.8

Diluted Shares Outstanding	100.5						100.5
Diluted Earnings per Common Share	$2.04	$(0.27)	$0.02	$0.02	$(0.03)	$0.12	$1.65

Effective Tax Rate	17.5%						22.4%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30, 2019	December 31, 2018
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$13,641	$29,871
Restricted cash and cash equivalents	3,524	3,834
Investments	3,618	3,597
Accounts receivable – trade, net	71,484	71,574
Accounts receivable – other	18,872	13,374
Retainages	70,294	57,885
Contracts in progress	399,002	318,454
Other current assets	41,015	43,859
Total Current Assets	621,450	542,448
Property, Plant and Equipment	1,233,151	1,132,392
Less accumulated depreciation	719,151	693,153
Net Property, Plant and Equipment	514,000	439,239
Investments	9,333	7,382
Goodwill	277,078	274,082
Deferred Income Taxes	60,901	63,908
Investments in Unconsolidated Affiliates	70,963	63,746
Intangible Assets	191,318	228,676
Other Assets	81,377	35,615
TOTAL	$1,826,420	$1,655,096

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2019	December 31, 2018
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$14,535	$14,227
Accounts payable	122,277	114,751
Accrued employee benefits	70,450	77,386
Accrued liabilities – other	48,892	62,163
Advance billings on contracts	66,526	98,477
Accrued warranty expense	11,060	10,344
Total Current Liabilities	333,740	377,348
Long-Term Debt	849,589	753,617
Accumulated Postretirement Benefit Obligation	19,082	19,236
Environmental Liabilities	90,421	86,372
Pension Liability	162,403	173,469
Other Liabilities	16,652	9,353
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 126,508,355 and 125,871,866 shares at September 30, 2019 and December 31, 2018, respectively	1,265	1,259
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	128,876	115,725
Retained earnings	1,299,279	1,166,762
Treasury stock at cost, 31,258,239 and 30,625,074 shares at September 30, 2019 and December 31, 2018, respectively	(1,067,622)	(1,037,795)
Accumulated other comprehensive income	(7,322)	(10,289)
Stockholders' Equity – BWX Technologies, Inc.	354,476	235,662
Noncontrolling interest	57	39
Total Stockholders' Equity	354,533	235,701
TOTAL	$1,826,420	$1,655,096

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$506,000	$425,507	$1,393,685	$1,321,891
Costs and Expenses:
Cost of operations	357,732	326,314	999,390	971,887
Research and development costs	5,125	3,959	15,631	11,673
Losses (gains) on asset disposals and impairments, net	(6)	243	145	(2)
Selling, general and administrative expenses	52,561	53,919	158,296	159,199
Total Costs and Expenses	415,412	384,435	1,173,462	1,142,757
Equity in Income of Investees	7,874	9,323	22,418	22,698
Operating Income	98,462	50,395	242,641	201,832
Other Income (Expense):
Interest income	232	1,121	784	2,340
Interest expense	(8,858)	(7,925)	(27,103)	(19,354)
Other – net	4,670	40,968	18,795	63,984
Total Other Income (Expense)	(3,956)	34,164	(7,524)	46,970
Income before Provision for Income Taxes	94,506	84,559	235,117	248,802
Provision for Income Taxes	19,508	6,482	52,009	43,578
Net Income	$74,998	$78,077	$183,108	$205,224
Net Income Attributable to Noncontrolling Interest	(188)	(158)	(442)	(201)
Net Income Attributable to BWX Technologies, Inc.	$74,810	$77,919	$182,666	$205,023
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.78	$0.78	$1.92	$2.06
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.78	$0.78	$1.91	$2.04
Shares used in the computation of earnings per share:
Basic	95,420,626	99,421,031	95,344,349	99,542,933
Diluted	95,811,198	100,420,766	95,769,919	100,501,597

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2019	2018
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$183,108	$205,224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,028	43,692
Income of investees, net of dividends	(8,642)	(8,471)
Gain on forward contracts	—	(4,743)
Recognition of debt issuance costs from Former Credit Facility	—	2,441
Provision for deferred taxes	—	38,685
Recognition of losses (gains) for pension and postretirement plans	1,944	(33,699)
Stock-based compensation expense	9,139	8,519
Changes in assets and liabilities:
Accounts receivable	3,075	23,096
Accounts payable	18,124	2,061
Retainages	(12,341)	(19,712)
Contracts in progress and advance billings on contracts	(111,660)	(35,049)
Income taxes	(5,130)	(46,511)
Accrued and other current liabilities	(15,046)	3,344
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(21,608)	(184,898)
Other, net	4,010	(2,420)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	91,001	(8,441)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(122,629)	(60,488)
Acquisition of business	—	(212,993)
Purchases of securities	(2,686)	(3,111)
Sales and maturities of securities	2,706	3,378
Investments, net of return of capital, in equity method investees	—	(9,037)
Other, net	208	5,242
NET CASH USED IN INVESTING ACTIVITIES	(122,401)	(277,009)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	587,500	901,300
Repayments of long-term debt	(498,363)	(624,987)
Payment of debt issuance costs	—	(9,443)
Repurchases of common shares	(20,000)	(62,558)
Dividends paid to common shareholders	(49,167)	(48,014)
Exercises of stock options	3,133	3,511
Cash paid for shares withheld to satisfy employee taxes	(8,942)	(5,402)
Other, net	847	(515)
NET CASH PROVIDED BY FINANCING ACTIVITIES	15,008	153,892
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(7)	(8,464)
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(16,399)	(140,022)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	36,408	213,144
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20,009	$73,122
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$35,342	$13,325
Income taxes (net of refunds)	$57,179	$51,779
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$18,199	$13,457

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$394,484	$319,325	$1,057,637	$968,096
Nuclear Power Group	84,376	79,162	255,414	267,675
Nuclear Services Group	33,237	28,366	92,160	90,995
Adjustments and Eliminations	(6,097)	(1,346)	(11,526)	(4,875)
TOTAL	$506,000	$425,507	$1,393,685	$1,321,891

SEGMENT INCOME:
Nuclear Operations Group	$93,667	$45,580	$226,518	$180,283
Nuclear Power Group	8,967	9,063	36,433	38,637
Nuclear Services Group	5,516	6,494	8,577	11,182
Other	(6,948)	(5,142)	(19,788)	(13,542)
SUBTOTAL	101,202	55,995	251,740	216,560
Unallocated Corporate	(2,740)	(5,600)	(9,099)	(14,728)
TOTAL	$98,462	$50,395	$242,641	$201,832

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,350	$8,102	$24,551	$24,004
Nuclear Power Group	3,947	4,615	13,012	11,694
Nuclear Services Group	781	792	2,329	2,600
Other	246	—	545	—
Corporate	1,871	1,763	5,591	5,394
TOTAL	$15,195	$15,272	$46,028	$43,692

CAPITAL EXPENDITURES:
Nuclear Operations Group	$33,909	$22,047	$89,120	$50,471
Nuclear Power Group	11,611	595	24,991	2,317
Nuclear Services Group	582	71	967	306
Other	258	286	2,510	1,340
Corporate	568	3,529	5,041	6,054
TOTAL	$46,928	$26,528	$122,629	$60,488

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$3,444,580	$2,939,464	$3,444,580	$2,939,464
Nuclear Power Group	729,445	868,258	729,445	868,258
Nuclear Services Group	46,161	26,211	46,161	26,211
TOTAL	$4,220,186	$3,833,933	$4,220,186	$3,833,933

BOOKINGS:
Nuclear Operations Group	$131,518	$571,762	$1,862,229	$646,698
Nuclear Power Group	63,329	56,800	181,078	502,085
Nuclear Services Group	26,375	10,786	91,963	86,109
TOTAL	$221,222	$639,348	$2,135,270	$1,234,892